Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
Arcosa, Inc. Completes Sale of Barge Business
Advances Portfolio Simplification and Streamlines Strategic Focus on Core Growth Platforms

DALLAS, Texas - ARCOSA, Inc. — April 1, 2026:
Arcosa, Inc. (NYSE: ACA) (“Arcosa” or the “Company”), a provider of infrastructure-related products and solutions, today announced the completion of the sale of its inland barge business, Arcosa Marine Products, Inc., to Wynnchurch Capital, L.P. for $450 million in cash, subject to customary transaction adjustments. The Company intends to use the net after-tax proceeds to invest in the expansion of its core growth platforms and reduce outstanding debt.

Antonio Carrillo, President and CEO of Arcosa commented, “Completion of this transaction is a significant milestone that further reduces complexity and cyclicality, raises our overall margin profile and enhances the long-term resiliency of the company. We will now be fully focused on construction materials and engineered structures, which are both well positioned to benefit from infrastructure and power market tailwinds in the U.S. market.”

In a separate transaction, Arcosa completed the acquisition of a central Florida-based natural aggregates operation in March for $60 million. The acquisition enhances Arcosa’s platform in Florida and is expected to be margin accretive.

Carrillo concluded, “We remain positive about our re-investment opportunities and expect to continue prioritizing the allocation of capital toward our high growth, high margin businesses.”

As a result of the completion of the barge sale, the Company will update its full year 2026 revenue guidance and Adjusted EBITDA guidance in conjunction with its first quarter 2026 earnings. As previously disclosed, the Company’s 2026 guidance included full year revenues of $410 million to $430 million and full year Adjusted EBITDA of $70 million to $75 million from the inland barge business. First quarter results for the divested business will be reported as discontinued operations and segment reporting for Transportation Products will be eliminated.

Wells Fargo served as financial advisor to Arcosa and Gibson, Dunn & Crutcher LLP served as its legal advisor for the barge transaction.

About Arcosa

Arcosa, Inc., headquartered in Dallas, Texas, is a provider of infrastructure-related products and solutions with leading positions in construction materials and engineered structures. Beginning with the first quarter of 2026, Arcosa will report its financial results in two principal business segments: Construction Products and Engineered Structures. For more information, visit www.arcosa.com.

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Cautionary Statements About Forward-Looking Information

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Arcosa’s estimates, expectations, beliefs, intentions or strategies for the future. Arcosa uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “outlook,” “strategy,” “plans,” “goal,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Arcosa expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, except as required by federal securities laws. Forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to assumptions, risks and uncertainties regarding the failure to successfully complete or integrate acquisitions, or divest any business, including Arcosa Marine, or failure to achieve the expected benefits of acquisitions or divestitures; market conditions and customer demand for Arcosa’s business products and services; the impact of Arcosa's level of indebtedness; the cyclical nature of, and seasonal or weather impact on, the industries in which Arcosa competes; competition and other competitive factors; governmental and regulatory factors; changing technologies; availability of growth opportunities; market recovery; ability to improve margins; the impact of inflation and costs of materials; impacts from the Inflation Reduction Act and One Big Beautiful Bill Act; the delivery or satisfaction of any backlog or firm orders; the impact of pandemics on Arcosa’s business; the impact of tariffs; and Arcosa’s ability to execute its long-term strategy, and such forward-looking statements are not guarantees of future performance. For further discussion of such risks and uncertainties, see “Risk Factors” and the “Forward-Looking Statements” section of “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Arcosa's Form 10-K for the year ended December 31, 2025 and as may be revised and updated by Arcosa's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

MEDIA CONTACT: media@arcosa.com
INVESTOR CONTACTS

Erin Drabek	David Gold
VP of Investor Relations	ADVISIRY Partners

T 972.942.6500	T 212.661.2220
InvestorResources@arcosa.com	David.Gold@advisiry.com

972.942.6500	2	arcosa.com